EX-99.16.b.

Certificate of the Secretary of
Dimensional ETF Trust

The undersigned, Ryan P. Buechner, hereby certifies that the following resolution is the true and correct resolution adopted by the Board of Trustees of the Dimensional ETF Trust (the “ETF Trust”) on  December 15, 2021, appointing and authorizing certain designated officers of the ETF Trust to act as attorneys-in-fact on behalf of the each Trustee and certain designated officers of the ETF Trust for the purpose of filing documents with the SEC in connection with the registration statement on Form N-14 filed for the reorganization of Tax-Managed U.S. Marketwide Value Portfolio II, a series of Dimensional Investment Group Inc. with and into Dimensional US Marketwide Value ETF, a series of the ETF Trust, and that such resolution remains in effect on the date hereof:

FURTHER RESOLVED, that the revised Power of Attorney, dated December 29, 2021, substantially in the form presented at this Meeting, appointing Catherine L. Newell, Valerie A. Brown, Jeff J. Jeon, Gerard K. O’Reilly, David P. Butler, Carolyn L. O, Lisa M. Dallmer, Bernard J. Grzelak, Jan Miller, Eric Hall, Ryan P. Buechner, and James J. Taylor as attorneys-in-fact for the purpose of filing documents with the SEC for the ETF Trust for the information statement/prospectus on Form N-14, relating to the reorganization of the Tax-Managed U.S. Marketwide Value Portfolio II into the Dimensional US Marketwide Value ETF, by execution of such documents on behalf of each Trustee and certain designated officers of the ETF Trust, are hereby approved, and the attorneys-in-fact listed in such Power of Attorney are hereby authorized to act in accordance with such Power of Attorney for the purposes described in the Power of Attorney, and the execution of such Power of Attorney by each Trustee and designated officer is hereby authorized and approved

IN WITNESS WHEREOF, the undersigned has signed this Certificate as of February 18, 2022.

Dimensional ETF Trust

By:  /s/ Ryan P. Buechner
Name: Ryan P. Buechner
Title: Assistant Secretary